Exhibit 99.1
Motorola Announces Record Fourth-Quarter and Record Full-Year Sales and Earnings
Fourth-Quarter Financial Highlights
•	Sales up 18 percent: Record sales of $10.43 billion, compared to fourth-quarter 2004 sales of $8.84 billion

•	Earnings from continuing operations of $.47 per share, including earnings of $.12 per share from significant items discussed below

•	Global Mobile Device market share estimated at 19.0 percent, up 3.1 percentage points versus the year-ago quarter

•	Record Mobile Device shipments of 44.7 million units

•	Positive operating cash flow of $2.1 billion
Full-Year 2005 Financial Highlights
•	Sales up 18 percent: Record sales of $36.84 billion, compared to 2004 sales of $31.32 billion.

•	Earnings per share from continuing operations up 102%: Earnings from continuing operations of $1.82 per share, compared to 2004 earnings from continuing operations of $0.90 per share

•	Record Mobile Device shipments of 146.0 million units, up 40% versus 2004

•	Positive operating cash flow of $4.6 billion
SCHAUMBURG, Ill. — January 19, 2006 — Motorola, Inc. (NYSE: MOT) today reported record sales and earnings from continuing operations as shown below.

	Fourth Quarter				%	Full Year				%
	2005		2004		Increase	2005		2004		Increase
Sales	$10.43	B	$8.84	B	18%	$36.84	B	$31.32	B	18%
EPS	$0.47		$0.28		68%	$1.82		$0.90		102%

Fourth-quarter 2005 earnings from continuing operations include earnings of $0.12 per share from the following items:

Fourth-Quarter 2005	EPS Impact

Collection related to Telsim	$0.13
Charge for past use of Kodak IP	(0.01)
Loss on sale of investment	(0.02)
Tax adjustments	0.02

Total EPS Impact	$0.12
During the quarter, the company continued to strengthen its balance sheet, generating operating cash flow of $2.1 billion, its 20th consecutive quarter of positive operating cash flow. For the full year, the company generated operating cash flow of $4.6 billion and ended the year with a record net cash1 position of $10.5 billion.
“We are very pleased about our record fourth-quarter and full-year results,” said Ed Zander, chairman and CEO. “Motorola continues to deliver compelling products and solutions to our customers, who are embracing our vision of seamless mobility”.
Operating Results
Mobile Devices Segment Record-Setting Results
Mobile Devices sales were $6.5 billion, up 30 percent compared with the year-ago quarter. Operating earnings were $663 million, compared with operating earnings of $532 million for the same period in 2004. For the full year, sales increased 25 percent, operating earnings increased 27 percent, and unit shipments increased 40 percent. Sales, earnings and market share were up once again as a result of “must have” products that combine innovative style, leading technology and quality while enabling “must do” experiences such as mobile video and mobile music.
During the quarter:
•	Shipped 44.7 million handsets — an increase of 40 percent compared to the same period in 2004

•	Continued as the clear No. 2 player in the world’s wireless handset industry with an estimated 19.0 percent global market share. Compared to market share for the fourth quarter of 2004, regional market share positions are estimated to be:
•	Retained No. 1 market share position in North America, with stable market share

•	Retained No. 1 market share position in Latin America, gained two points of share

[1]	A definition of net cash is provided at the end of this release

•	Achieved No. 2 market share position in Europe, gained more than five points of share

•	Achieved No. 2 market share position in North Asia (China, Hong Kong, Japan, Taiwan, and South Korea), gained more than four points of share

•	In the High-Growth Markets region (Middle East, Africa, India and Southeast Asia), gained more than four points of share and continued to make investments to build the Motorola brand and distribution channels to drive profitable growth across price tiers
•	Launched 26 new handsets, including six for CDMA, 13 for GSM, three for UMTS, and four for iDEN — including EV-DO and UMTS additions to the RAZR family as well as GSM versions of the eagerly anticipated Motorola PEBL clamshell and the ultra-slim SLVR L7 and L6 candy-bar designs

•	Expanded distribution networks in China and India, where the company is well positioned for market-share growth across price tiers
Government and Enterprise Mobility Solutions Segment sales were $1.8 billion, up 8 percent compared with the year-ago quarter. Operating earnings increased to $314 million, compared with $222 million in the year-ago quarter. For the full year, sales increased 6 percent and operating earnings increased 5 percent.
During the quarter, in the Government/Public Safety Market:
•	Recorded strong, double-digit sales growth for mission-critical networks and solutions that deliver true interoperability and mission-critical data

•	Received contract for the first phase of a TETRA-based nationwide government radio network for Korea’s National Emergency Management Agency

•	Introduced world’s first personal digital assistant to operate on private TETRA networks

•	Received 34 new orders for mesh network-enabled technology
During the quarter, in the Enterprise Market:
•	Acquired Wireless Valley Communications, a leading provider of software solutions for the design and management of wireless networks

•	Received orders for the new HC700-L, Motorola’s first entry into the commercial, off-the-shelf rugged handheld mobile computing market
Networks Segment sales were $1.5 billion, down 4 percent compared with the year-ago quarter. Operating earnings were $225 million, compared with $275 million in the year-ago quarter. For the full year, sales increased 5 percent and operating earnings increased 38 percent. The segment continues to pursue growth with a comprehensive value proposition in access, core, platforms and services for wireless and wireline carriers.
•	Received four new FTTP awards from Bulloch Telephone, ComSouth, PBT Telecom and ATMC

•	CDMA2000 1X EV-DO wireless broadband solution selected by VIVO (Brazil)

•	Launch of VIBO (Taiwan) island-wide UMTS 3G network

•	Announced on January 16, 2006, MOTOwi4 Canopy wireless broadband network throughout Macedonia, world’s first national wireless broadband network

•	Announced on January 19, 2006, an agreement with Earthlink to deploy municipal WiFi networks in five cities, including Philadelphia and Anaheim, for which Motorola is to provide MOTOwi4 Canopy wireless broadband equipment and system integration
Connected Home Solutions Segment sales were $675 million, up 1 percent compared with the year-ago quarter. Operating earnings were $60 million, compared with $43 million in the year-ago quarter. For the full year, sales increased 25 percent and operating earnings increased 27 percent. The segment extended its global footprint and expanded its technology platform to meet the exploding growth in advanced digital video, data and IP voice.
During the quarter:
•	Selected by VTR, Chile’s largest operator, for national launch of digital video platform

•	Shipped the latest in digital set-top technology — the QIP set-top family with built-in home media networking

•	Shipped approximately 500,000 voice modems and approximately 1.4 million digital set-top boxes

•	Announced a joint development collaboration with Juniper Networks and acquired advanced radio frequency technology from Broadband Innovations, strengthening the Company’s position in modular cable modem termination system technology for the delivery of advanced voice and data services
First Quarter 2006 Outlook
The company’s outlook for the first quarter of 2006 is for sales of between $9.3 billion and $9.5 billion. The outlook for earnings per share is in the range of $.27 to $.29, excluding expected stock option expense of $.02 per share and excluding any potential additional recovery relating to Telsim.
Conference Call and Web-cast
Motorola’s quarterly earnings conference call is scheduled to begin at 4:00 p.m. Central Time (USA), on Thursday, January 19, 2006. Motorola plans a live web-cast of the conference call over the Internet, featuring both audio and slides. Investors can view the web-cast at www.motorola.com/investor.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
(In millions, except per share amounts)	2005	2004	2005	2004

Net sales	$10,433	$8,842	$36,843	$31,323
Gross margin	3,291	2,955	11,866	10,497
Operating earnings	1,749	1,018	4,696	3,132
Earnings from continuing operations	1,210	680	4,599	2,191
Net earnings	1,202	647	4,578	1,532
Diluted earnings (loss) per common share:
Continuing operations	$0.47	$0.28	$1.82	$0.90
Discontinued operations	(0.00)	(0.02)	(0.01)	(0.26)

	0.47	0.26	1.81	0.64

Weighted average diluted common shares
Outstanding	2,559.9	2,487.1	2,527.3	2,472.0

Definition of Net Cash
Net Cash = Cash, Cash Equivalents, Sigma Funds and Short-Term Investments minus Notes Payable minus Current Portion of Long-Term Debt minus Long-Term Debt.
Business Risks
Statements in this press release that are not historical facts are forward-looking statements based on current expectations that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about Motorola’s guidance for first quarter 2006 sales and earnings. Motorola cautions the reader that the factors below and those on pages 70 through 80 of Motorola’s 2004 Annual Report on Form 10-K and in its other SEC filings could cause Motorola’s actual results to differ materially from those stated in the forward-looking statements. These factors include: (1) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications, broadband and automotive industries; (2) the company’s ability to increase profitability and market share in its wireless handset business; (3) demand for the company’s products, including products related to new technologies; (4) the company’s ability to introduce new products and technologies in a timely manner; (5) risks related to dependence on certain key manufacturing suppliers; (6) risks related to the company’s high volume of manufacturing and sales in Asia; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand; (8) the creditworthiness of the company’s customers, particularly purchasers of large infrastructure systems; (9) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation, including without limitation any relating to the Iridium project; (10) the timing and levels at which design wins become actual orders and sales; (11) the impact of foreign currency fluctuations; (12) the company’s ability to use its deferred tax assets; (13) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (14) the impact of changes in governmental policies, laws or regulations; (15) the outcome of currently ongoing and future tax matters with the IRS, and (16) unforeseen negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions.

About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of Seamless Mobility, the people of Motorola are committed to helping you get and stay connected simply and seamlessly to the people, information, and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $36.8 billion in 2005. For more information about our company, our people and our innovations, please visit www.motorola.com
# # #
Media Contact:
Jennifer Weyrauch
+1-847-435-5320
Jennifer.Weyrauch@motorola.com
MOTOROLA and the stylized M Logo are registered in the U.S. Patent & Trademark Office. All other product or service names are the property of their respective owners.
© Motorola, Inc. 2005

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Quarter Ended	Quarter Ended
	December 31, 2005	December 31, 2004
Net sales	$10,433	$8,842
Costs of sales	7,142	5,887

Gross margin	3,291	2,955

Selling, general and administrative expenses	1,145	1,101
Research and development expenditures	916	816
Other charges/(income)	(519)	20

Operating earnings	1,749	1,018

Other income (expense):
Interest income (expense), net	55	(23)
Gains/(loss) on sales of investments and businesses	(69)	112
Other	(15)	(23)

Total other income (expense)	(29)	66

Earnings from continuing operations before income taxes	1,720	1,084
Income tax expense	510	404

Earnings from continuing operations	1,210	680

Loss from discontinued operations, net of tax	(8)	(33)

Net earnings	$1,202	$647

Earnings (loss) per common share
Basic:
Continuing operations	$0.48	$0.28
Discontinued operations	(0.00)	(0.01)

	$0.48	$0.27

Diluted:
Continuing operations	$0.47	$0.28
Discontinued operations	(0.00)	(0.02)

	$0.47	$0.26

Weighted average common shares outstanding
Basic	2,495.4	2,402.7
Diluted	2,559.9	2,487.1

Dividends paid per share	$0.04	$0.04

	Year Ended	Year Ended
	December 31, 2005	December 31, 2004
Net sales	$36,843	$31,323
Costs of sales	24,977	20,826

Gross margin	11,866	10,497

Selling, general and administrative expenses	4,193	4,209
Research and development expenditures	3,435	3,060
Other charges/(income)	(458)	96

Operating earnings	4,696	3,132

Other income (expense):
Interest income (expense), net	71	(199)
Gains on sales of investments and businesses	1,861	460
Other	(108)	(141)

Total other income	1,824	120

Earnings from continuing operations before income taxes	6,520	3,252
Income tax expense	1,921	1,061

Earnings from continuing operations	4,599	2,191

Loss from discontinued operations, net of tax	(21)	(659)

Net earnings	$4,578	$1,532

Earnings (loss) per common share
Basic:
Continuing operations	$1.86	$0.93
Discontinued operations	(0.01)	(0.28)

	$1.85	$0.65

Diluted:
Continuing operations	$1.82	$0.90
Discontinued operations	(0.01)	(0.26)

	$1.81	$0.64

Weighted average common shares outstanding
Basic	2,471.3	2,365.0
Diluted	2,527.3	2,472.0
Dividends paid per share	$0.16	$0.16

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	December 31,	December 31,
	2005	2004
ASSETS

Cash & cash equivalents	$3,774	$2,846
Sigma funds	10,867	7,710
Short-term investments	144	152
Accounts receivable, net	5,779	4,525
Inventories, net	2,522	2,546
Deferred income taxes	2,390	1,541
Other current assets	2,508	1,795

Total current assets	27,984	21,115

Property, plant and equipment, net	2,271	2,332
Investments	1,654	3,241
Deferred income taxes	1,245	2,353
Other assets	2,495	1,881

Total assets	$35,649	$30,922

LIABILITIES AND STOCKHOLDERS’ EQUITY

Notes payable and current portion of long-term debt	$448	$717
Accounts payable	4,406	3,330
Accrued liabilities	7,768	6,556

Total current liabilities	12,622	10,603

Long-term debt	3,806	4,581
Other liabilities	2,548	2,407

Stockholders’ equity	16,673	13,331

Total liabilities and stockholders’ equity	$35,649	$30,922

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s net sales by reportable segment for the quarters and years ended December 31, 2005 and December 31, 2004.

	Segment Net Sales
	Quarter Ended	Quarter Ended	% Change
	December 31, 2005	December 31, 2004	from 2004
Mobile Devices	$6,537	$5,017	30%
Government & Enterprise Mobility Solutions	1,816	1,676	8%
Networks	1,494	1,549	-4%
Connected Home Solutions	675	669	1%
Other/Eliminations	(89)	(69)	29%

Segment Totals	$10,433	$8,842	18%

	Segment Net Sales
	Year Ended	Year Ended	% Change
	December 31, 2005	December 31, 2004	from 2004
Mobile Devices	$21,455	$17,108	25%
Government & Enterprise Mobility Solutions	6,597	6,228	6%
Networks	6,332	6,026	5%
Connected Home Solutions	2,765	2,214	25%
Other/Eliminations	(306)	(253)	21%

Segment Totals	$36,843	$31,323	18%

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s operating earnings (loss) by reportable segment for the quarters and years ended December 31, 2005 and December 31, 2004.

	Segment Operating Earnings (Loss)
	GAAP Results
	Quarter Ended	Quarter Ended
	December 31, 2005	December 31, 2004
Mobile Devices	$663	$532
Government & Enterprise Mobility Solutions	314	222
Networks	225	275
Connected Home Solutions	60	43
Other & Eliminations	487	(54)

Segment Totals	$1,749	$1,018

	Segment Operating Earnings (Loss)
	GAAP Results
	Year Ended	Year Ended
	December 31, 2005	December 31, 2004
Mobile Devices	$2,198	$1,728
Government & Enterprise Mobility Solutions	882	842
Networks	990	718
Connected Home Solutions	185	146
Other & Eliminations	441	(302)

Segment Totals	$4,696	$3,132